Exhibit 99.1

Heron Therapeutics Announces First Quarter 2026 Financial Results and Reaffirms Guidance

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Q1 2026 net revenue growth year-over year for Acute Care franchise (+32%), including ZYNRELEF® (+27%) and APONVIE® (+50%)
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Q1 2026 total net revenue of $34.7 million
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Reached settlement with Baxter Healthcare Corporation in CINVANTI® patent litigation
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Reaffirmed 2026 full-year guidance of $173–$183 million net revenue; $10–$20 million Adjusted EBITDA

CARY, N.C., May 11, 2026 (GLOBE NEWSWIRE) - Heron Therapeutics, Inc. (Nasdaq: HRTX) (“Heron” or the “Company”), a commercial-stage biotechnology company, today announced financial results for the three months ended March 31, 2026, and highlighted recent corporate updates.

“Despite typical first-quarter seasonality and unusual weather-related disruption early in the quarter, we saw a clear recovery in February and March,” said Craig Collard, Chief Executive Officer of Heron. “Our Acute Care franchise continues to perform with strong year-over-year growth, and we remain confident in our full-year framework as deferred elective procedures return and our commercial catalysts such as IGNITE 2.0, unique J-Codes, and planned sales force expansion for the Acute Care franchise continue to build through 2026.”

“As environmental conditions normalized, we saw momentum rebuild through February and exited March with improved trends. We maintained disciplined cost management and expect temporary gross margin pressure to normalize as we work through higher-cost CINVANTI® inventory over the next two quarters,” said Ira Duarte, Executive Vice President and Chief Financial Officer of Heron.

Business Highlights

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Heron generated total net revenue of $34.7 million in Q1 2026 and ended the first quarter with $44.8 million in cash, cash equivalents and short-term investments. The Company reaffirmed full-year 2026 guidance of net revenue of $173 million to $183 million and Adjusted EBITDA of $10 million to $20 million.

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Acute Care franchise updates: Net revenue increased 32% year-over-year, including ZYNRELEF® net revenue of $10.2 million and APONVIE® net revenue of $3.4 million in Q1 2026.

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Commercial expansion: Heron’s planned sales force expansion remains on track for Q3 2026, with recruitment underway to increase coverage and account depth across the portfolio.

ZYNRELEF:

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Demand units increased by 22% year-over-year. IGNITE, the commercial alignment program for ZYNRELEF, demonstrated 111% growth in target accounts by year-end 2025. This success resulted in expansion of included target accounts in January 2026 by 40% and extension of the program throughout 2026 with IGNITE 2.0.

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ZYNRELEF continues to benefit from NOPAIN Act reimbursement and an increasingly predictable payment experience among 110 million covered commercial lives as accounts increasingly apply the permanent product-specific J-code (J0668).

APONVIE:

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APONVIE demand units increased 68% year-over-year. Accordingly, a key performance metric, Average Daily Units, in Q1 2026 increased 70% over Q1 2025.

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APONVIE has gained P&T approval in 1,902 accounts totaling 5.8 million medium-to-high PONV risk procedures. Broad adoption of APONVIE continued, with ordering accounts increasing 67% year-over-year.

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APONVIE’s permanent product-specific J-code (J8502) became active April 1, 2026, which further streamlines billing and supports broader access as utilization expands.

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Fifth Consensus Guidelines for the Management of PONV included APONVIE as the only FDA-approved intravenous NK-1 antagonist for prevention of PONV in adults and elevated the role of NK-1 antagonists in multimodal prophylaxis strategies.

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Oncology Supportive Care franchise updates: Net revenue was $21.1 million in Q1 2026, including CINVANTI net revenue of $20.5 million and SUSTOL® net revenue of $0.6 million reflecting the previously communicated wind-down of SUSTOL by the end of 2026.

CINVANTI:

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CINVANTI maintained 25% market share in the NK1 CINV category in Q1 2026, equivalent to the average of 25% for the past 12 months.

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The REIGNITE program, with a goal of returning CINVANTI to steady growth, secured formulary wins and the near-term pipeline represents an increase of approximately $10 million net revenue on an annual basis in potential new opportunity.

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Heron reached a settlement agreement with Baxter Healthcare Corporation in CINVANTI patent litigation, and the U.S. District Court for the District of Delaware dismissed the pending litigation between the parties on April 28, 2026.

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Active promotion of CINVANTI as part of Heron’s planned expansion of its sale force for Q3 2026.

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CINVANTI surpassed 5 million demand units sold since launch

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Development update: The ZYNRELEF prefilled syringe (PFS) lifecycle program

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This late-stage program to improve Operating Room efficiency with a Ready-to-Use product remains funded and on track. As previously announced, registration batches have been manufactured and placed on stability, and the Company will receive 12-month stability data in the first quarter of 2027. Heron is continuing CMC and device-related readiness activities to support the filing.

Financial Guidance for 2026

Item	2026 Full-Year Guidance for Net Revenue and Adjusted EBITDA (in millions)
Net Revenue	$173 to $183 million
Adjusted EBITDA	$10 to $20 million

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Cash, cash equivalents, and short-term investments were $44.8 million as of March 31, 2026.

Net Revenue Performance – Three Months Ended March 31 (in thousands) (unaudited)
	2026	2025	Dollar Change	Percentage Change

Acute Care	$ 13,629	$ 10,302	$ 3,327	32.3%
APONVIE	$ 3,394	$ 2,260	$ 1,134	50.2%
ZYNRELEF	$ 10,235	$ 8,042	$ 2,193	27.3%

Oncology	$ 21,082	$ 28,601	($ 7,519)	(26.3%)
CINVANTI	$ 20,535	$ 25,742	($ 5,207)	(20.2%)
SUSTOL	$ 547	$ 2,859	($ 2,312)	(80.9%)

Total Net Revenue	$ 34,711	$ 38,903	($ 4,192)	(10.8%)

Conference Call and Webcast

Heron will host a conference call and live webcast on Monday, May 11, 2026, at 8:30 a.m. ET. The conference call can be accessed by phone by utilizing the following registration link which will provide participants with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The conference call will also be available via webcast under the Investor Relations section of Heron's website at www.herontx.com. The investor presentation to be used for the conference call and webcast can be accessed from Heron’s website prior to the conference call and webcast. An archive of the teleconference, webcast, and investor presentation will also be made available on Heron's website for sixty days following the call.

About ZYNRELEF® for Postoperative Pain

ZYNRELEF is the first and only extended-release dual-acting local anesthetic that delivers a fixed-dose combination of the local anesthetic bupivacaine and a low dose of nonsteroidal anti-inflammatory drug meloxicam. ZYNRELEF is the first and only extended-release local anesthetic to demonstrate in Phase 3 studies significantly reduced pain and significantly increased proportion of patients requiring no opioids through the first 72 hours following surgery compared to bupivacaine solution, the current standard-of-care local anesthetic for postoperative pain control. ZYNRELEF was initially approved by the FDA in May 2021 for use in adults for soft tissue or periarticular instillation to produce postsurgical analgesia for up to 72 hours after bunionectomy, open inguinal herniorrhaphy and total knee arthroplasty. In December 2021, the FDA approved an expansion of ZYNRELEF's indication to include foot and ankle, small-to-medium open abdominal, and lower extremity total joint arthroplasty surgical procedures. On January 23, 2024, the FDA approved ZYNRELEF for soft tissue and orthopedic surgical procedures including foot and ankle, and other procedures in which direct exposure to articular cartilage is avoided. Safety and efficacy have not been established in highly vascular surgeries, such as intrathoracic, large multilevel spinal, and head and neck procedures.

Please see full prescribing information, including Boxed Warning, at www.ZYNRELEF.com.

About APONVIE® for Prevention of Postoperative Nausea and Vomiting (PONV) Prevention

APONVIE is a substance P/neurokinin 1 (NK1) Receptor Antagonist (RA), indicated for the prevention of post operative nausea and vomiting (PONV) in adults. Delivered via a 30-second IV push, APONVIE 32 mg was demonstrated to be bioequivalent to oral aprepitant 40 mg with rapid achievement of therapeutic drug levels. APONVIE is the same formulation as Heron's approved drug product CINVANTI. APONVIE is supplied in a single-dose vial that delivers the full 32 mg dose for PONV. APONVIE was approved by the FDA in September 2022 and became commercially available in the U.S. on March 6, 2023.

Please see full prescribing information at www.APONVIE.com.

About CINVANTI® for Chemotherapy Induced Nausea and Vomiting (CINV) Prevention

CINVANTI, in combination with other antiemetic agents, is indicated in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of highly emetogenic cancer chemotherapy (HEC) including high-dose cisplatin as a single-dose regimen, delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic cancer chemotherapy (MEC) as a single-dose regimen, and nausea and vomiting associated with initial and repeat courses of MEC as a 3-day regimen. CINVANTI is an IV formulation of aprepitant, an NK1 RA. CINVANTI is the first IV formulation to directly deliver aprepitant, the active ingredient in EMEND® capsules. Aprepitant (including its prodrug, fosaprepitant) is a single-agent NK1 RA to significantly reduce nausea and vomiting in both the acute phase (0–24 hours after chemotherapy) and the delayed phase (24–120 hours after chemotherapy). The FDA-approved dosing administration included in the U.S. prescribing information for CINVANTI include 100 mg or 130 mg administered as a 30-minute IV infusion or a 2-minute IV injection.

Please see full prescribing information at www.CINVANTI.com.

About SUSTOL® for CINV Prevention

SUSTOL is indicated in combination with other antiemetics in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic chemotherapy (MEC) or anthracycline and cyclophosphamide (AC) combination chemotherapy regimens. SUSTOL is an extended-release, injectable 5-hydroxytryptamine type 3 RA that utilizes Heron's Biochronomer® drug delivery technology to maintain therapeutic levels of granisetron for ≥5 days. The SUSTOL global Phase 3 development program was comprised of two, large, guideline-based clinical studies that evaluated SUSTOL's efficacy and safety in more than 2,000 patients with cancer. SUSTOL's efficacy in preventing nausea and vomiting was evaluated in both the acute phase (0–24 hours after chemotherapy) and delayed phase (24–120 hours after chemotherapy).

Please see full prescribing information at www.SUSTOL.com.

About Heron Therapeutics, Inc.

Heron Therapeutics, Inc. is a commercial-stage biotechnology company focused on improving the lives of patients by developing and commercializing therapeutic innovations that improve medical care. Our advanced science, patented technologies, and innovative approach to drug discovery and development have allowed us to create and commercialize a portfolio of products that aim to advance the standard-of-care for acute care and oncology patients. For more information, visit www.herontx.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures. We believe the presentation of these non-GAAP financial measures, when viewed with our results under GAAP, provide analysts, investors, lenders, and other third parties with insights into how we evaluate normal operational activities, including our ability to generate cash from operations, on a comparable year-over-year basis and manage our budgeting and forecasting.

In addition to providing guidance for Net Revenue, a GAAP measure, Heron provides guidance for Adjusted EBITDA, a non-GAAP measure. Heron does not provide reconciliations of forward-looking non-GAAP measures to the most directly comparable GAAP measures because comparable GAAP measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures without unreasonable effort that would be necessary for a reconciliation. These items are uncertain, depend on various factors, and could have a material impact on Heron’s reported results in accordance with GAAP.

In our quarterly and annual reports, earnings press releases and conference calls, we may discuss the following financial measures that are not calculated in accordance with GAAP, to supplement our consolidated financial statements presented on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but that we do not believe are indicative of ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

There are several limitations related to the use of adjusted EBITDA rather than net income or loss, which is the nearest GAAP equivalent, such as: adjusted EBITDA excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA; we exclude stock-based compensation expense from adjusted EBITDA although: (i) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; and (ii) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position; adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes; and adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments.

For a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the table titled “U.S. GAAP to Non-GAAP Reconciliation” below.

Forward-looking Statements

This news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. All statements contained in this news release other than statements of historical facts, including statements regarding our future results of operations and financial position, business and commercialization strategy as well as plans and objectives of management for future operations, are forward-looking statements. Heron cautions readers that forward-looking statements are based on management's expectations and assumptions as of the date of this news release and are subject to certain risks and uncertainties that could cause actual results to differ materially. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding the potential market opportunities for ZYNRELEF®, APONVIE®, CINVANTI® and SUSTOL®; revenue, adjusted EBITDA and other financial guidance provided by the Company; interim financial data or prescription data, which may not necessarily be indicative of quarterly or annual results; the potential additional market opportunity for the expanded U.S. label for ZYNRELEF or inclusion of ZYNRELEF under the OPPS and the ASC payment system or launch of the ZYNRELEF VAN; our ability to establish and maintain successful commercial arrangements like our co-promotion agreement with Crosslink Network, LLC; the outcome of the Company's pending patent litigations, including potential appeals of any verdicts and the settlement described herein; whether the Company is required to write-off any additional inventory in the future; the expected future balances of Heron's cash, cash equivalents and short-term investments; the expected duration over which Heron's cash, cash equivalents and short-term investments balances will fund its operations and the risk that future equity financings may be needed;; any inability or delay in achieving profitability, including as a result of regulatory developments and policy changes in the U.S. and other jurisdictions. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption "Risk Factors." Forward-looking statements reflect our analysis only on their stated date, and Heron takes no obligation to update or revise these statements except as may be required by law.

Heron Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2026		2025
Net product sales	$34,711	$	$ 38,903
Cost of product sales	10,638		8,457
Gross profit	24,073		30,446
Operating expenses:
Research and development	2,385		2,279
General and administrative	12,145		12,702
Sales and marketing	14,308		12,311
Total operating expenses	28,838		27,292
(Loss) income from operations	(4,765)		3,154
Other expense, net	(3,346)		(519)
Net (loss) income	(8,111)		2,635
Other comprehensive (loss) income:
Unrealized loss on short-term investments	(10)		(12)
Comprehensive (loss) income	$(8,121)	$	$ 2,623
Basic net (loss) income per share	$(0.04)	$	$ 0.02
Diluted net (loss) income per share	$(0.04)	$	$ 0.01
Weighted average common shares outstanding, basic	189,646		153,490
Weighted average common shares outstanding, diluted	189,646		196,921

Heron Therapeutics, Inc.

Consolidated Balance Sheets

(in thousands)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,117	$28,647
Short-term investments	18,667	17,984
Accounts receivable, net	83,693	89,587
Inventory, net	92,539	92,746
Prepaid expenses and other current assets	7,968	9,102
Total current assets	228,984	238,066
Property and equipment, net	12,025	12,403
Other assets	5,207	5,408
Total assets	$246,216	$255,877
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,970	$8,994
Accrued clinical and manufacturing liabilities	25,166	26,597
Accrued payroll and employee liabilities	6,390	9,270
Other accrued liabilities	49,990	51,237
Total current liabilities	90,516	96,098
Non-current notes payable, net	108,307	107,899
Non-current convertible notes payable, net	33,327	32,739
Other non-current liabilities	4,929	4,808
Total liabilities	237,079	241,544
Stockholders' equity:
Common stock	1,886	1,883
Series A convertible preferred stock	1,050	1,050
Additional paid-in capital	1,954,107	1,951,185
Accumulated other comprehensive loss	(6)	4
Accumulated deficit	(1,947,900)	(1,939,789)
Total stockholders' equity	9,137	14,333
Total liabilities and stockholders' equity	$246,216	$255,877

Heron Therapeutics, Inc.

U.S. GAAP to Non-GAAP Reconciliation

Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2026	2025
Net (loss) income	$(8,111)	$2,635
Other expense, net	3,346	519
Inventory reserve and write-offs	313	-
Project related legal expenses	220	-
Depreciation and amortization	529	551
Stock-based compensation	2,976	2,511
Adjusted EBITDA	$(727)	$6,216

Investor Relations and Media Contact:

Ira Duarte
Executive Vice President, Chief Financial Officer
Heron Therapeutics, Inc.

iduarte@herontx.com

858-251-4400